Exhibit 4.3

AVAGO TECHNOLOGIES LIMITED

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of May 6, 2014

2.0% CONVERTIBLE SENIOR NOTES DUE 2021

i

EXHIBITS

Exhibit A	Form of Security
Exhibit B-1A	Form of Private Placement Legend (Securities)
Exhibit B-1B	Form of Private Placement Legend (Ordinary Shares)
Exhibit B-2	Form of Legend for Global Security
Exhibit C	Form of Notice of Transfer Pursuant to Registration Statement

v

AVAGO TECHNOLOGIES LIMITED

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of May 6, 2014

§ 310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.09
(b)	7.09
§ 311(a)	7.10
(b)	7.10
(c)	Not Applicable
§ 312(a)	2.05
(b)	15.02
(c)	15.02
§ 313(a)	7.11
(b)(1)	7.11
(b)(2)	7.11
(c)	7.11
(d)	7.11
§ 314(a)	4.03, 15.01, 15.04
(b)	Not Applicable
(c)(1)	15.03
(c)(2)	15.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	15.04
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.12
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	15.17

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

i

INDENTURE, dated as of May 6, 2014, between Avago Technologies Limited, a company incorporated in the Republic of Singapore (the “Company,” as more fully set forth in Section 1.01), and U.S. Bank National Association, a banking association organized under the laws of the United States, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 2.0% Convertible Senior Notes due 2021 (the “Securities”).

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.02(b), as applicable.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Affiliate Securities” means any Securities acquired or held by any Affiliate of the Company.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be.

“Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Change in Control” shall be deemed to have occurred at such time as:

(a) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (“Voting Stock”); or

(b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c) any transaction or series of related transactions occurs in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all of the Ordinary Shares are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding any merger, exchange, tender offer, consolidation or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion as such ownership immediately prior to such transaction.

Notwithstanding the foregoing, a transaction or transactions described above shall not constitute a “Change in Control” if (i) at least ninety percent (90%) of the consideration received or to be received by holders of the Ordinary Shares or Reference Property into which the Securities have become convertible pursuant to Section 10.11(other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed and traded on The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or any other U.S. national securities exchange (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the Securities become convertible or exchangeable for such consideration pursuant to Section 10.11.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Ordinary Shares on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S.

national or regional securities exchange on which the Ordinary Shares are listed; or (ii) if the Ordinary Shares are not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one Ordinary Share. The Closing Sale Price shall be determined without reference to after-hours or extended market trading.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified in the third paragraph of Section 10.02(a).

“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 20.8160, subject to adjustment as provided in Article 10.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office as of the date hereof is located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services (Avago Technologies Limited 2014 Indenture), or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of Ordinary Shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AVGO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Ex Date” means the first date on which the Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fundamental Change” shall be deemed to occur upon the occurrence of either a Change in Control or a Termination of Trading.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” means May 1 and November 1 of each year, beginning on November 1, 2014, and the Maturity Date.

“Issue Date” means May 6, 2014.

“Make-Whole Fundamental Change” means an event described in the definition of Change in Control set forth above after giving effect to any exceptions to or exclusions from such definition (including, without limitation, the exception described in the paragraph immediately following such clauses), but without regard to the exclusion set forth in clause (c) of such definition.

“Market Disruption Event” means, with respect to Ordinary Shares or any other security, the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Ordinary Shares or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) of the Ordinary Shares or such other security or in any options, contracts or future contracts relating to the Ordinary Shares or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Maturity Date” means August 15, 2021.

“Notice of Election” means a “Notice of Election Upon Tax Redemption” in the form attached as Attachment 4 to the Form of Security attached hereto as Exhibit A.

“Observation Period,” with respect to any Security surrendered for conversion, means: (i) if the relevant Conversion Date occurs prior to February 15, 2021, the 20 consecutive Trading-Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after February 15, 2021, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date; and (iii) with respect to any Conversion Date occurring after the date of the issuance of a Notice of Optional Redemption or Notice of Tax Redemption, as applicable (and notwithstanding the immediately preceding clauses (i) and (ii)), the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the applicable Redemption Date.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Controller, Director of Treasury, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary and any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by (i) by the Chief Executive Officer, the Chief Financial Officer or any of the Vice Presidents of the Company, and (ii) by the Controller, Director of Treasury, Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 15.04 from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Ordinary Shares” means the ordinary shares of the Company at the date of this Indenture, subject to Section 10.11.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares (or other security) have the right to receive any cash, securities or other property or in which Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, and August 1, 2021, in respect of the Maturity Date.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Repurchase Notice” means a “Repurchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee who shall have direct responsibility for the administration of this Indenture, and also means with respect to a particular matter, any other officer of the Trustee to whom such corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act until such time as such Security is freely tradable by a Person who is not (and has not been for the three months preceding the applicable transfer) an “affiliate” (as defined in such rule) pursuant to such rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on The NASDAQ Global Select Market or, if the Ordinary Shares are not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded. If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Agent” means any Registrar, Paying Agent or Conversion Agent.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” with respect to any Person means any Subsidiary of such Person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Silver Lake Fund” means Silver Lake Partners IV, L.P.

“SLP Entities” means the Silver Lake Fund and any of its permitted transferees under the Note Purchase Agreement, dated as of December 15, 2013 by and between the Company and the Silver Lake Fund.

“SLP Securities” means any Securities acquired or held by an SLP Entity or any of its Affiliates.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice related to any converted Securities.

“Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other Person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“Termination of Trading” shall be deemed to occur if Ordinary Shares (or other common equity or American Depositary Receipts or American Depositary Shares representing such common equity into which the Securities are then convertible) are not listed for trading on The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or any other U.S. national securities exchange.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

“Trading Day” means a day on which (i) trading in the Ordinary Shares generally occurs on The NASDAQ Global Select Market or, if the Ordinary Shares are not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Ordinary Shares are available on such securities exchange or market; provided that if the Ordinary Shares (or other security for which a Closing Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.07
“Applicable Price” “Cash Settlement”	10.14(d) 10.02(a)
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution” “Combination Settlement”	10.06(c) 10.02(a)
“Conversion Agent”	2.03
“Conversion Obligation”	10.01(a)
“Distributed Property”	10.06(c)
“Effective Date”	10.14(a)
“Event of Default”	6.01
“Excluded Holder”	4.07
“Excluded Taxes”	4.07
“FATCA”	4.07(a)(vi)
“Fundamental Change Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“Fundamental Change Repurchase Right”	3.01(a)
“Global Security”	2.01
“Income Tax Act”	4.08
“Make-Whole Applicable Increase”	10.14(b)
“Make-Whole Conversion Period”	10.14(a)
“Maximum Conversion Rate”	10.14(b)(v)
“Merger Event”	10.11
“Notice of Optional Redemption”	13.03
“Notice of Tax Redemption”	14.02
“Optional Redemption”	13.01
“Optional Redemption Required Notice Period”	13.03
“Ordinary Shares Private Placement Legend”	2.17
“Participants”	2.15(a)
“Paying Agent”	2.03
“Physical Security” “Physical Settlement”	2.01 10.02(a)

“Reference Property”	10.11
“Registrar”	2.03
“Relevant Jurisdiction”	4.07(a)
“Repurchase Upon Fundamental Change”	13.01(a)
“Resale Restriction Termination Date”	2.17
“Securities”	Preamble
“Security Private Placement Legend” “Settlement Amount” “Settlement Notice”	2.17 10.02(a)(iv) 10.02(a)(iii)
“Spin-Off”	10.06(c)
“Surviving Person”	4.07(a)
“Tax”	4.07(a)
“Tax Redemption”	14.01
“Tax Redemption Required Notice Period”	14.02
“Trigger Event”	10.06(c)
“Valuation Period”	10.06(c)
“Voting Stock”	1.01 (Definition of “Change in Control”)

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation;”

(v) words in the singular include the plural and in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) the term “interest” means any interest payable under the terms of the Securities, including defaulted interest, if any, payable pursuant to Section 2.12, and Additional Interest, if any, payable pursuant to Section 6.02(b), unless the context otherwise requires;

(viii) the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

(ix) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(x) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

Section 1.04 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

ARTICLE 2

THE SECURITIES

Section 2.01 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication.

All Affiliate Securities and all SLP Securities shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (each, a “Physical Security”) and, if applicable, bearing any legends required by Section 2.17. Physical Securities may be issued in exchange for interests in a Global Security solely pursuant to Section 2.15.

So long as the Securities (excluding Affiliate Securities and SLP Securities (except as permitted under Section 2.06 and Section 2.17)), or portion thereof, are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.15, such Securities may be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.

Except as provided in Section 2.15, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable) shall be made to the Depositary in immediately available funds.

Section 2.02 Execution and Authentication. One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $1,000,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed $1,000,000,000, subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of lost, destroyed or wrongfully taken Securities pursuant to Section 2.07.

The Company may not, with or without the consent of Holders of the Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future.

Upon a Company Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) or when not otherwise required under this Indenture to bear the Security Private Placement Legend.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, then any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security that is a Global Security shall be in writing but need not comply with Section 15.03 and need not be accompanied by an Opinion of Counsel.

The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain, or shall cause to be maintained, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents, subject to providing written notification to the Trustee of any such new registrar, paying agent or conversion agent, and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.04 Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent; provided that the Company may not act as Paying Agent upon the occurrence and continuance of an Event of Default.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar,

the Company shall furnish, or shall cause to be furnished, to the Trustee before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar and the Company shall otherwise comply with Section 312(a) of the TIA.

Section 2.06 Transfer and Exchange. Subject Section 2.15 and Section 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements under this Indenture for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except if the Company has defaulted in the payment of the Fundamental Change Repurchase Price with respect to such Security or to the extent that a portion of such Security is not subject to such Repurchase Notice.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.07, Section 2.10, Section 3.01, Section 9.04 or Section 10.02, in each case, not involving any transfer.

If a Holder of a Physical Security wishes at any time to transfer such Physical Security (or portion thereof) to a Person who is not an Affiliate or an SLP Entity (that is required to take delivery thereof in the form of a Physical Security) or wishes to exchange its Physical Security for a Global Security after the Resale Restriction Termination Date, such Holder shall, subject to the restrictions on transfer set forth herein and in such Physical Security and the rules of the Depositary, and so long as the Securities are eligible for book-entry settlement with the Depositary, cause the exchange of such Physical Security for a beneficial interest in a Global Security. Upon receipt by the Registrar of (1) such Physical Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to increase the aggregate principal amount of the Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary by the same aggregate principal amount as the Physical Security to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depositary that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (3) in the case of a transfer, the assignment form on the back of the Physical Security completed in full, and (4) in the case of a transfer of Restricted Securities, an Affiliate Security or an SLP Security, such certifications or other information and/or legal opinions (which shall be required in the case of transfers of any Affiliate Security or SLP Security by any Affiliated Entity or SLP Entity, as applicable, pursuant to Rule 144 under the Securities Act), as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (or in the case of an exchange, the date of the Resale Restriction Termination Date shall be on or prior to the date of such exchange), then the Trustee shall cancel or cause to be canceled such Physical Security and concurrently therewith shall cause, or direct the Registrar to cause, in accordance with the applicable procedures of the Depositary, an increase to the aggregate principal amount of the Global Security or issue a new Global Security by the same aggregate principal amount as the Physical Security canceled; provided, that in the case of any transfer of an Affiliate Security or an SLP Security to a Person taking delivery thereof as a beneficial interest in a Global Security, any such transfer shall be made only pursuant either (i) in a transaction complying with Rule 144, (ii) pursuant to an effective registration statement, such effectiveness to be certified by the Company to the Trustee, or (iii) to Persons who agree to be bound by the restrictions applicable to such Holders for so long as such transferred securities constitutes “restricted securities.”

Section 2.07 Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Section 2.08 Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (in the case of a Paying Agent other than the Company) holds as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date, the Maturity Date or any Redemption Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price, principal amount (plus accrued and unpaid interest, if any) or the Redemption Price, as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date, the Maturity Date or such Redemption Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase , the Maturity Date or such Redemption Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, principal amount, or of such accrued and unpaid interest or Redemption Price), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price, principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, or the Redemption Price in accordance with this Indenture.

If a Security is converted in accordance with Article 10 then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture).

Section 2.09 Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01 and Section 7.02, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination. Notwithstanding anything herein to the contrary, no SLP Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture.

Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities, and certification of such disposal shall be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.

Section 2.12 Defaulted Interest. If, and to the extent, the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall mail to Holders a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14 Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such Redemption Date, as the case may be.

If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date falls on a date that is not a Business Day, the payment due on such

Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such Redemption Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

Section 2.15 Book-Entry Provisions for Global Securities. (a) Global Securities initially shall (i) be registered in the name of the Depositary, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depositary, its successors or their respective nominees, as the case may be, and (iii) bear the legends such Global Securities are required to bear under Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depositary, in exchange for its beneficial interest in the Global Securities if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security, or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner of the relevant Securities to issue Physical Securities. For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities. The Company may also exchange beneficial interests in a Global Security for one or more Physical Securities registered in the name of the owner of beneficial interests if the Company and the owner of such beneficial interests agree to so exchange.

(c) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(d) Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b), shall, except as otherwise provided by Section 2.16, bear the Security Private Placement Legend.

(e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.16 Special Transfer Provisions. (a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Company notifies the Trustee otherwise, the Trustee shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Trustee shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto. Upon any transfer or exchange of a beneficial interest in the Securities in connection with which the Security Private Placement Legend will be removed in accordance with this Indenture (including, without limitation, an exchange of a Global Security in whole in accordance with the applicable procedures), the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such transfer or exchange and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

(c) By its acceptance of any Security or any Ordinary Shares bearing the Security Private Placement Legend or the Ordinary Shares Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Ordinary Shares Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d) Any Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being Restricted Securities.

(e) The Company may, to the extent permitted by law, purchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company may, at its option and to the extent permitted by law, reissue, resell or surrender to the Trustee for cancellation any Securities the Company purchases in this manner, in the case of a re-issuance or resale, so long as such Securities do not constitute Restricted Securities upon such re-issuance or resale. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.

Section 2.17 Restrictive Legends.

(a) Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the date such Securities no longer constitute Restricted Securities as reasonably determined by the Company in good faith (such date, the “Resale Restriction Termination Date”).

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Trustee in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.17(a) and shall not be assigned a restricted CUSIP number. In addition, on or after the Resale Restriction Termination Date, upon the request of any Holder and upon surrender of its Security for exchange, the Company shall exchange a Physical Security with the foregoing restricted legends for a Physical Security without such restricted legend so long as the Holder covenants to the Company that it will offer, sell, pledge or otherwise transfer such Security in compliance with the Securities Act. The Company shall be entitled to instruct the Trustee in writing to cancel any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall provide evidence of cancellation of such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 2.17(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Ordinary Shares issued upon conversion of the Securities has been declared effective under the Securities Act.

(b) Until the Resale Restriction Termination Date, any stock certificate representing Ordinary Shares issued upon conversion of such Security, if any, shall, if such shares constitute Restricted Securities at their time of issuance, bear the legend (the “Ordinary Shares Private Placement Legend”) as set forth in Exhibit B-1B unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing.

Any such Ordinary Shares as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of shares of Ordinary Shares, which shall not bear the restrictive legend required by this Section 2.17(b).

(c) Each Global Security shall also bear the legend as set forth in Exhibit B-2.

ARTICLE 3

REPURCHASE

Section 3.01 Repurchase at Option of Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) Business Days, and no earlier than twenty (20) Business Days (or as such period may be extended pursuant to Section 3.01(j)), after the date the Fundamental Change Notice is mailed in accordance with Section 3.01(b), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A) the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Physical Securities;

(B) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Repurchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest; provided further, that if the Fundamental Change Repurchase Date occurs after a Record Date and on or prior to the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record at the Close of Business on the corresponding Record Date, and the Fundamental Change Repurchase Price payable to the Holder who presents the Security for redemption shall be 100% of the principal amount of such Security.

If such Securities are held in book-entry form through the Depositary, the delivery of any Securities, Repurchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to the second immediately succeeding paragraph shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.01(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall be delivered in accordance with, and contain the information specified in, Section 3.01(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(b) Within 10 days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee at the time such notices are delivered to the Holders. Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid no later than the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements);

(ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x) that a Holder will be entitled to withdraw its election in the Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the

Fundamental Change Repurchase Date, or such longer period as may be required by law, by means of a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, the certificate number(s) of such Securities to be so withdrawn, if such Securities are Physical Securities, the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Securities of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Repurchase Notice at any time during which such Default is continuing;

(xi) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii) that Securities with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price; and

(xiii) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c) Subject to the provisions of this Section 3.01, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent together with any necessary endorsements; provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest.

(d) The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(e) Once the Fundamental Change Notice and the Repurchase Notice have been duly given in accordance with this Section 3.01, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.

(f) Securities with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.01 may be converted pursuant to Article 10 only if such Securities are not subject to a Repurchase Notice, such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price.

(g) If any Security shall not be paid upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article 10 if any Repurchase Notice with respect to such Security is withdrawn pursuant to this Section 3.01.

(h) Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(i) Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.01 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(j) In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent applicable (i) comply with the provisions of Rule 13e-4 and Regulation 14E under the Exchange Act, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to purchase the Securities; provided that any time period specified in this Article 3 shall be extended to the extent necessary for such compliance.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities. The Company shall pay all amounts and make deliveries of securities due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (a) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; and (b) in the case of a Physical Security, by wire transfer of immediately available funds to the account specified in writing to the Paying Agent by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Section 4.02 Maintenance of Office or Agency. The Company will maintain, or cause to be maintained, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee. The Company will maintain, or cause to be maintained, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

Section 4.03 Annual Reports. (a) The Company shall provide to the Trustee a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 Business Days after such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that each such report will be deemed to be so provided to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder). The Company will at all times comply with TIA §314(a).

(b) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

Section 4.04 Compliance Certificate. The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2014, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its performance of obligations under this Indenture and the Securities and that, based upon such review, no Default or Event of Default exists hereunder or thereunder or, if there has been a Default or Event of Default, specifying such event, status and the remedial action proposed to be taken by the Company with respect to such Default or Event of Default.

Section 4.05 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Notice of Default. Within 30 days of the Company’s becoming aware of the occurrence of any Default or Event of Default, the Company shall give written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

Section 4.07 Additional Amounts. (a) The Company will make all payments of cash or deliveries of Ordinary Shares, Reference Property or otherwise (whether upon conversion, repurchase, redemption, maturity or otherwise) on account of the Securities without withholding or deducting on account of any present or future tax, duty, levy, impost, assessment or other governmental charge in the nature of a tax (including, without limitation, penalties, interest and other additions thereto) (a “Tax”) imposed or levied by or on behalf of the government of any jurisdiction in which the Company, or any entity that assumes the Company’s rights and obligations under the Securities (a “Surviving Person”) is or is deemed to be organized, resident or doing business for tax purposes (or any political subdivision or taxing authority thereof or therein) (each, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law, rule, regulation or governmental policy having the force of law. If such withholding or deduction is required, the Company or the Surviving Person, as the case may be, shall make such withholding or deduction and pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount of cash, Ordinary Shares or Reference Property, as applicable, received by each Holder of Securities after the withholding or deduction (including with respect to Additional Amounts) will not be less than the amount of cash, Ordinary Shares or Reference Property, as applicable, the Holder would have received if the Relevant Jurisdiction Taxes had not been withheld or deducted. Notwithstanding the foregoing, no Additional Amounts will be payable:

(i) for or on account of any Taxes imposed by reason of the failure of the relevant Holder or beneficial owner of Securities to comply with a timely request from the Company or any successor to provide certification, information, documents or other evidence concerning such Holder’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that such Holder is legally eligible to comply with such request and such certification, information, documents or other evidence is required by statute, treaty, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction;

(ii) for or on account of any Taxes that would not have been imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner of Securities (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and the taxing jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Security or the enforcement of any rights in respect of such Security or the receipt of any payment in respect thereof;

(iii) for or on account of any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(iv) for or on account of any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Securities;

(v) on account of a presentation of such Security (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, and interest on, such Security, or the delivery of Ordinary Shares or other Reference Property upon conversion of such Security, became due and payable pursuant to the terms thereof or was duly provided for;

(vi) for or on account of any Relevant Jurisdiction Taxes required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA;

(vii) for or on account of any Taxes after any Redemption Date with respect to which a Holder has made an election under Section 14.03; or

(viii) any combination of clauses (i) through (vii) above, (the “Excluded Taxes”).

(b) The Company will remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Additional Amounts will be paid in the same manner as the payments or deliveries being made on the applicable Interest Payment Date, on the Maturity Date, on a Conversion Date, on a Redemption Date or on any Fundamental Change Repurchase Date.

Whenever in this Indenture there is mentioned, in any context, the payment of principal amount and interest or any other amount payable under, or with respect to, any Security, including the payment of cash and/or the delivery of Ordinary Shares or Reference Property, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.07 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(c) Neither the Trustee nor any Securities Agent shall have any duties or obligations with respect to the determination of Additional Amounts.

(d) Anything in this Indenture to the contrary notwithstanding, the covenants and provisions of this Section 4.07 shall survive any termination or discharge of this Indenture, and the repayment of all or any of the Securities, and shall remain in full force and effect.

Section 4.08 Qualifying Debt Securities. The Securities are intended to be “qualifying debt securities” for the purposes of the Income Tax Act, Chapter 134 of Singapore (the “Income Tax Act”). Where any interest, discount income, prepayment fee, redemption premium or break cost is derived from the Securities by any Person who is not resident in Singapore and who carries on any operations in Singapore through a permanent establishment in Singapore, the tax exemption available for qualifying debt securities (subject to certain conditions) under the Income Tax Act shall not apply if such Person acquires the Securities using the funds and profits of such Person’s operations through a permanent establishment in Singapore. Any Person whose interest, discount income, prepayment fee, redemption premium or break cost derived from the Securities is not exempt from tax (including for the reasons described above) shall include such income in a return of income made under the Income Tax Act. Neither the Trustee nor any Securities Agent shall have any duties or obligations with respect to this Section 4.08.

ARTICLE 5

SUCCESSORS

Section 5.01 When Company May Merge, Etc. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company to another Person (other than one or more Subsidiaries of the Company), whether in a single transaction or series of related transactions, unless (i) the Company is the continuing corporation or such other Person is a corporation organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, or the Republic of Singapore, and such other corporation assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company to another Person other than the Company or one or more other Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated properties or assets of the Company to another Person.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

Section 5.02 Successor Substituted. In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual payment of the Redemption Price with respect to all Securities redeemed on any Redemption Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs if:

(a) the Company fails to pay the principal of any Security when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, on a Redemption Date, upon acceleration or otherwise;

(b) the Company fails to pay an installment of interest on any Security when due, if the failure continues for thirty (30) days after the date when due;

(c) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto and such failure continues for a period of three (3) Business Days;

(d) the Company fails to comply with its obligations under Article 3 and Article 5;

(e) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(f) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed, in the aggregate principal amount then outstanding of $150 million dollars ($150,000,000) or more, or the acceleration of indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise become due and payable, if such default is not cured or waived, or such acceleration is not rescinded in the period, and after the notice, specified in the last paragraph of this Section 6.01;

(g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the consolidated property of the Company or any such Significant Subsidiary or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(h), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days.

A Default under clause (e) or (f) above shall not be an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within sixty (60) days in the case of clause (e), or within thirty (30) days in the case of clause (f), after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Section 6.02 Acceleration. (a) If an Event of Default (excluding an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company, but including an Event of Default specified in Section 6.01(g) or Section 6.01(h) solely with respect to a Significant Subsidiary of the Company or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) has occurred and is continuing, either the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(g) or Section 6.01(h) solely with respect to a Significant Subsidiary of the Company or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any order or decree, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (iii) all amounts due to the Trustee under Section 7.06 have been paid.

(b) Notwithstanding the foregoing, for the first 360 days immediately following an Event of Default relating to failure to comply with Section 4.03(a) and Section 4.03(b) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the Indenture, if any) (which will be the 61st day after written notice is provided to the Company of the Default pursuant to the last paragraph of Section 6.01, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such Event of Default shall, at the Company’s election, be the accrual of Additional Interest on the Securities at a rate per year equal to (i) 0.25% of the outstanding principal amount of Securities for the first 180 days following the occurrence of such Event of Default and (ii) 0.50% of the outstanding principal amount of Securities for the next 180 days after the first 180 days following the occurrence of such Event of Default, in each case, payable in the same manner and at the same time as the stated interest payable on the Securities. Such Additional Interest shall accrue on all outstanding Securities from, and including, the date on which such Event of Default first occurs to, and including, the 360th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On and after the 361st day immediately following an Event of Default relating to a failure to comply with Section 4.03(a), if the Company elected to pay Additional Interest pursuant to this Section 6.02(b) such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 361st day, the Securities may be accelerated by the Holders or the Trustee as provided above.

In order to elect to pay Additional Interest as sole remedy during the first 360 days after the occurrence of any Event of Default relating to the failure to comply with the obligations under Section 4.03(a) and Section 4.03(b) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the Indenture, if any), the Company shall notify all Holders and the Trustee and the Paying Agent of such election in writing prior to the Close of Business on the date on which such Event of Default occurs. If the Company fails to give timely notice of such election, the Securities will be immediately subject to acceleration as provided in Section 6.02(a).

In the event the Company does not elect to pay Additional Interest upon such Event of Default in accordance with this Section 6.02(b), the Securities will be subject to acceleration as provided in Section 6.02(a). This Section 6.02(b) does not affect the rights of Holders if any other Event of Default occurs under this Indenture.

Additional Interest shall be payable at the same time, in the same manner and to the same Persons as ordinary interest.

(c) If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 6.03 Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

Section 6.04 Waiver of Past Defaults. Subject to Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default (a) in the payment of the principal of, or interest on, any Security, in the payment of the Fundamental Change Repurchase Price or in the payment of any Redemption Price (b) arising from a failure by the Company to convert any Securities in accordance with this Indenture or (c) in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

(i) all existing Default or Event of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of Holders or the Trustee related thereto.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06 Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(a) the Holder gives the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(c) the Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(d) the Trustee fails to comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment and to Convert Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest, the Redemption Price or the Fundamental Change Repurchase Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to convert a Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.06;

Second:	to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be segregated from other funds as directed in writing by the Company or as required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Section 7.02 Rights of Trustee. (a) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d) The Trustee may consult with counsel of its own selection, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided that the Trustee’s action does not constitute willful misconduct or negligence.

(g) Except with respect to Section 4.01, where it acts as Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a) or (b) for which it acts as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Section 4.04 and 4.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

(h) Subject to Section 7.01(a), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price, the Redemption Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Section 7.06 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own negligence, bad faith or willful misconduct. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business.

The Company shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, or in connection with enforcing the provisions of this Section 7.06, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided that failure to give such notice shall not relieve the Company of its obligations under this Section 7.06. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.09;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

Section 7.08 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

Section 7.09 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (i) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (ii) is subject to supervision or examination by federal or state authorities and (iii) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

Section 7.10 Preferential Collection of Claims Against Company. The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to §311(a) to the extent indicated.

Section 7.11 Reports by Trustee to Holders. Within 60 days after each anniversary date of this Indenture, beginning with May 6, 2015, the Trustee shall transmit by mail to all Holders of the Securities, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, TIA § 313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c). A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Termination of the Obligations of the Company. This Indenture shall cease to be of further effect, and the Trustee shall execute instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, upon conversion, Optional Redemption, Tax Redemption or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash or, in the case of conversion, cash, Ordinary Shares (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion, the relevant Redemption Date or the Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit under clause (a)(ii) above; (d) such deposit under clause (a)(ii) above shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Section 2.03, Section 2.04, Section 2.05, Section 2.08, Section 4.01, Section 4.02, Section 4.05, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 15.04, Section 15.08 and Section 15.13, Article 5 and this Article 8 and any right of the Holders to receive any payments in accordance with this Indenture in respect of their Securities shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.

Section 8.02 Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Section 8.03 Repayment to Company. The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published (in no event later than five (5) days after the Company requests repayment) once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money, Ordinary Shares or other consideration in accordance with Section 8.01 and Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit or delivery had occurred pursuant to Section 8.01 and Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01 and Section 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, Ordinary Shares or other consideration held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

(a) to comply with Section 5.01 or Section 10.11;

(b) to secure the obligations of the Company in respect of the Securities or add guarantees with respect to the Securities;

(c) to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.07;

(d) to comply with the provisions of any securities depositary, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of any applicable Securities pursuant to this Indenture;

(e) to add to the covenants of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

(f) to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(g) to irrevocably elect or eliminate one or more Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount; or

(h) to comply with the requirement of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other changes, materially adversely affect the rights of any Holder.

Section 9.02 With Consent of Holders. The Company may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities). Subject to Section 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b) reduce the principal amount of, or any interest (other than Additional Interest) on, any Security;

(c) change the place, manner or currency of payment of principal of, or any interest on, any Security;

(d) impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Section 3.01 to require the Company to repurchase Securities upon the occurrence of a Fundamental Change;

(f) adversely affect the right of Holders to convert Securities in accordance with Article 10;

(g) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(h) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder; or

(i) modify Section 4.07 and Article 14 in a manner adverse to any Holder.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security. Any amendment to this Indenture or the Securities shall be set forth in a supplemental indenture to the Indenture that complies with the TIA as then in effect.

Nothing in this Section 9.03 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.

Section 9.04 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.05 Trustee Protected. The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

Section 9.06 Effect of Supplemental Indentures. Upon the due execution and delivery of any supplemental indenture in accordance with this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Section 9.02 and Section 9.03, every Holder of Securities shall be bound thereby.

ARTICLE 10

CONVERSION

Section 10.01 Conversion Privilege. (a) Subject to the limitations of Section 10.01(b), Section 10.02, Section 10.11 and the settlement provisions of Section 10.14(c), and upon compliance with the provisions of this Article 10, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Security at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the then applicable Conversion Rate per $1,000 principal amount of Securities (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).

(a)

(b) If the Company calls a Holder’s Securities for Optional Redemption or Tax Redemption pursuant to Article 13 or Article 14, as the case may be, such Holder shall have the right to convert such Holder’s Securities at any time prior to the Close of Business on the Business Day immediately preceding the related Redemption Date (or, if the Company defaults in the payment of the Redemption Price in respect of such Optional Redemption or Tax Redemption, as the case may be, such date on which such default is no longer continuing), after which time such right to convert will expire.

(c) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 10.02 Conversion Procedure and Payment Upon Conversion.

(a) Subject to this Section 10.02 and Section 10.11 and the settlement provisions of Section 10.14(c), upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), Ordinary Shares, together with cash, if applicable, in lieu of delivering any fractional Ordinary Share in accordance with Section 10.03 (“Physical

Settlement”) or a combination of cash and Ordinary Shares, together with cash, if applicable, in lieu of delivering any fractional Ordinary Share in accordance with Section 10.03 (“Combination Settlement”), at its election, as set forth in this Section 10.02.

(i) All conversions for which the relevant Conversion Date occurs on or after February 15, 2021 shall be settled using the same Settlement Method.

(ii) All conversions of Securities occurring on or after the date of the Notice of Optional Redemption or the Notice of Tax Redemption, as applicable, and prior to the related Redemption Date shall be settled using the same Settlement Method.

(iii) Except for any conversions described in the immediately preceding clauses (i) and (ii), the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days.

(iv) If, in respect of any Conversion Date (or for all conversions described in the immediately preceding clauses (i) and (ii), as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after (x) February 15, 2021, no later than February 15, 2021) or (y) the date of the Notice of Optional Redemption or the Notice of Tax Redemption, as applicable, and prior to the related Redemption Date, in such Notice of Optional Redemption or Notice of Tax Redemption, as applicable. If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Securities. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Securities in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000.

(v) The cash, Ordinary Shares or combination of cash and Ordinary Shares in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of Ordinary Shares equal to the Conversion Rate in effect on the Conversion Date (provided that the Company shall deliver cash in lieu of any fractional shares as described in Section 10.03);

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional Ordinary Share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional Ordinary Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

To convert its Security, a Holder of a Physical Security must (i) complete and manually sign the Conversion Notice, with appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (iv) pay all transfer or similar taxes if required pursuant to Section 10.04 and (v) pay funds equal to interest payable in on the next Interest Payment Date required by Section 10.02(c). If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (iv) and (v) above and the Depositary’s procedures for converting a beneficial interest in a Global Security.

(b) Each conversion shall be deemed to have been effected as to any Securities surrendered for conversion at the Close of Business on the applicable Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Cash Settlement or Combination Settlement), and the Person in whose name the Ordinary Shares shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on such Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Cash Settlement or Combination Settlement). Prior to such time, a Holder receiving Ordinary Shares upon conversion shall not be entitled to any rights relating to such Ordinary Shares, including, among other things, the right to vote and receive dividends and notices of shareholder meetings. On and after the Close of Business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Cash Settlement or Combination Settlement), in each case, with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable or payable upon conversion of such Security as provided herein and accrued but unpaid interest, if any, on such Security as provided herein.

(c) Except as provided in the Securities or in this Article 10, no payment or adjustment will be made for accrued interest on a converted Security, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion. Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. Upon a conversion of Securities into a combination of cash and Ordinary Shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. If any Holder surrenders a Security for conversion after the Close of Business on the Record Date for the payment of an installment of interest but prior to the Open of Business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the full amount of interest payable on such Interest Payment Date on the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, (ii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 3.01, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date but on or prior to such Interest Payment Date or (iii) that is surrendered in connection with Optional Redemption or Tax Redemption, as applicable, and the Company has specified a Redemption Date that is after a Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the conversion occurs after such Record Date and on or prior to the Open of Business on such Interest Payment Date; provided further that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 or otherwise (it being understood that nothing in this Section 10.02(c) shall affect the Company’s obligations under Section 2.12).

(d) If a Holder converts more than one Security at the same time, the Conversion Obligation with respect to such Securities shall be based on the total principal amount of all Securities so converted.

(e) The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the later of (i) the third Business Day immediately following the relevant Conversion Date and (ii) the third Business Day immediately following the last Trading Day of the relevant Observation Period, as applicable. If any Ordinary Shares are due to converting Holders, the Company shall issue or cause to be issued, and deliver or cause to be delivered to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Ordinary Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(f) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(g) If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

Section 10.03 Cash in Lieu of Fractional Shares. The Company will not issue a fractional Ordinary Share upon conversion of a Security. Instead, the Company shall pay cash in lieu of fractional shares based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period (in the case of Combination Settlement) or the aggregate principal amount of the Securities, or specified portions thereof to the extent permitted hereby (in the case of Physical Settlement) so surrendered, and any fractional shares remaining after such computation shall be paid in cash.

Section 10.04 Taxes on Conversion. If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Ordinary Shares upon the conversion. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the Ordinary Shares to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.

Section 10.05 Company to Provide Ordinary Shares. The Company shall at all times keep available, free from any other pre-emptive rights or similar rights, out of its share issue mandate, or Ordinary Shares held in its treasury, enough Ordinary Shares to permit the conversion, in accordance herewith, of all of the Securities (assuming, for such purposes, that at the time of computation of such number of shares, all such Securities would be converted by a single Holder). Any Ordinary Shares due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary’s customary practices.

All Ordinary Shares issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company shall comply with all securities laws regulating the offer and delivery of any Ordinary Shares upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Ordinary Shares are listed on the applicable Conversion Date.

Section 10.06 Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a) If the Company issues Ordinary Shares as a dividend or distribution on all Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of Ordinary Shares outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of the Ordinary Shares any rights, options or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the date of such distribution, to purchase or subscribe for Ordinary Shares, at a price per share less than the average of the Closing Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Open of Business on such Ex Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that Ordinary Shares are not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(b).

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Ordinary Shares, but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.06(a) or Section 10.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.06(d), and (iii) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Ordinary Shares as of the Open of Business on the Ex Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Ordinary Shares, the amount and kind of Distributed Property that such Holder would have received if such Holder had owned a number of Ordinary Shares equal to the Conversion Rate in effect on the Ex Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share over the ten (10) consecutive Trading Days immediately following, and including, the Ex Date for a Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Ordinary Shares over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be given effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the Valuation Period, the reference within the portion of this Section 10.06(c) related to Spin-Offs to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex Date for such Spin-Off and the relevant Conversion Date, except that if such Conversion Date occurs on or after the Ex Date for the Spin-Off and on or prior to the record date for the Spin-Off and the converting Holder would be treated as the record holder of Ordinary Shares as of the related Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be, based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment for such Ex Date will not be made for such converting Holder and such Holder shall be treated as if such Holder were the record owner of the Ordinary Shares on an un-adjusted basis and participate in the Spin-Off.

Subject in all respects to Section 10.13, rights, options or warrants distributed by the Company to all holders of its Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

(A) a dividend or distribution of Ordinary Shares to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors, the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 10.06(a) or “outstanding immediately prior to the Close of Business on the Ex Date for such distribution” within the meaning of Section 10.06(b).

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth or seventh paragraph of this Section 10.06(c), the Conversion Rate shall not be decreased pursuant to this Section 10.06(c).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (other than a regular, quarterly cash dividend that does not exceed $0.27 per share, which is referred to as the “dividend threshold,” and which is subject to adjustment as described below), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution;

T	=	the dividend threshold; provided, that if the dividend or distribution is not a regular cash dividend, then the dividend threshold will be deemed to be zero; and

C	=	the amount in cash per Ordinary Share the Company distributes to holders of its Ordinary Shares.

The dividend threshold is subject to adjustment in a manner inversely proportional to, and at the same time as, adjustments to the Conversion Rate; provided, that no adjustment will be made to the dividend threshold for any adjustment to the Conversion Rate pursuant to this clause (d). Such increase shall become effective immediately after the Close of Business on the Ex Date for such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Ordinary Shares, the amount of cash such Holder would have received as if such Holder owned a number of Ordinary Shares equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(d).

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Ordinary Shares, if the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Closing Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average of the Closing Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 10.06(c) shall occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Date next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase the Ordinary Shares pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(e).

(f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, and to the extent permitted by applicable law and any applicable securities exchange rules, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(g) All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

(h) Notwithstanding any of the foregoing, the Company will not initiate any transaction set forth in this Section 10.06 unless such transaction is in compliance with applicable law and the applicable rules of the principal securities exchange on which the Ordinary Shares are then listed.

(i) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that has converted its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of the Ordinary Shares as of the related Conversion Date as described under Section 10.02(b) based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(j) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Holder converts a Security, Combination Settlement is applicable to such Security and the Daily Settlement Amount for any Trading Day during the Observation Period applicable to such Security (x) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (a), (b), (c), (d) and (e) of this Section 10.06 and (y) includes any Ordinary Shares that entitle their holder to participate in such event, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such event will not be made for such converting Holder for such Trading Day. Instead, such Holder will be treated as if such Holder were the record owner of the Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(k) For purposes of this Section 10.06, “effective date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 10.07 No Adjustment. The Conversion Rate shall not be adjusted for any transaction or event other than for any transaction or event described in this Article 10. Without limiting the foregoing, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities;

(ii) upon the issuance of any Ordinary Shares, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv) for accrued and unpaid interest, if any;

(v) upon the repurchase of any Ordinary Shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 10.06(e); or

(vi) for the sale or issuance of new Ordinary Shares or securities convertible into or exercisable for Ordinary Shares for cash, including at a price per share less than the fair market value thereof or the Conversion Price or otherwise, except as described in Section 10.06.

No adjustment in the Conversion Rate pursuant to Section 10.06(a) through Section 10.06(e) shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this paragraph are not required to be made shall be carried forward and taken into account (i) in any subsequent adjustment to the Conversion Rate, (ii) on the occurrence of any Fundamental Change or Make-Whole Fundamental Change, (iii) upon Optional Redemption, (iv) upon Tax Redemption, and (v) on each Trading Day of any Observation Period; provided further that if the Securities have been converted pursuant to Section 10.01, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate.

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms as holders of Ordinary Shares participate in such transaction, without conversion, as if such Holder held a number of Ordinary Shares equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction), multiplied by principal amount (expressed in thousands) of Securities held by such Holder.

Section 10.08 Other Adjustments. Whenever any provision of this Indenture requires the computation of an average of the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple Trading Days (including an Observation Period and the period for determining the Applicable Price for purposes of a Make-

Whole Fundamental Change), the Board of Directors, in its good faith determination, shall appropriately adjust such average to account for any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs at any time on or after the first Trading Day of such period and on or prior to the last Trading Day of such period.

Section 10.09 Adjustments for Tax Purposes. Except as prohibited by law the Company may (but is not obligated to) increase the Conversion Rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof or in order to avoid or diminish any such taxation.

Section 10.10 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 10.11 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If the Company:

(a) reclassifies the Ordinary Shares (other than a change as a result of a subdivision or combination of Ordinary Shares to which Section 10.06(a) applies);

(b) is party to a consolidation, merger or binding share exchange; or

(c) sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company,

in each case, pursuant to which the Ordinary Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”), each $1,000 principal amount of converted Securities will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of Ordinary Shares equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 10.02 and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 shall continue to be payable in cash, (II) any Ordinary Shares that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 10.14), multiplied by the price paid per Ordinary Share in such Merger Event and (B) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The supplemental indenture referred to in the first sentence of this Section 10.11 shall provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10 and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to holders upon Conversion as part of the Reference Property, with such amount of cash determined by the Board of Directors in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Closing Sale Price of the Ordinary Shares. The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.11.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into Ordinary Shares (and cash in lieu of any fractional share) as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

Section 10.12 Trustee’s Disclaimer. The Trustee and any other Conversion Agent shall have no duty to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require that any adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. Neither the Trustee nor any other Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any other Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 10.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.10, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Section 10.13 Rights Distributions Pursuant to Shareholders’ Rights Plans. To the extent that the Company adopts a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of any Security or a portion thereof, the Company shall make provision such that each Holder thereof shall receive, in addition to, and concurrently with the delivery of, the Ordinary Shares due upon conversion, the rights described in such plan, unless the rights have separated from the Ordinary Shares before the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Ordinary Shares, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.14 Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes. (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article 10, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice referred to in Section 10.14(e)) (A) to, and including, the Close of Business on the date that is thirty (30) Business Days after the later of (i) such Effective Date and (ii) the date the Company mails to Holders the relevant notice of the Effective Date or (B) if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, and including, the Close of Business on the Fundamental Change Repurchase Date corresponding to such Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article 10, plus an amount equal to the Make-Whole Applicable Increase.

(b) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

	Applicable Price
Effective Date	$45.75	$48.04	$51.00	$53.00	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
May 6, 2014	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	1.0288	0.7759	0.4395	0.2441	0.1295	0.0627	0.0250	0.0063
August 15, 2015	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	0.8077	0.4511	0.2466	0.1285	0.0608	0.0233	0.0053
August 15, 2016	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	0.8075	0.4386	0.2322	0.1163	0.0518	0.0176	0.0029
August 15, 2017	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	0.7618	0.3946	0.1974	0.0916	0.0359	0.0091	0.0000
August 15, 2018	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	0.9302	0.6496	0.3101	0.1400	0.0555	0.0157	0.0016	0.0000
August 15, 2019	1.0419	1.0419	1.0419	1.0419	1.0419	1.0329	0.6754	0.4373	0.1752	0.0616	0.0146	0.0000	0.0000	0.0000
August 15, 2020	1.0419	1.0419	1.0419	1.0419	1.0419	0.5945	0.3317	0.1804	0.0454	0.0052	0.0000	0.0000	0.0000	0.0000
August 15, 2021	1.0419	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $130.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $45.75 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (A) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (B) a fraction the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect, in accordance with this Article 10, immediately after such adjustment to the Conversion Rate;

(iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is required to be adjusted pursuant to Section 10.06 through Section 10.13; and

(v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.14 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 21.8579 shares per $1,000 principal amount (the “Maximum Conversion Rate”); provided, however, that the Maximum Conversion Rate shall be adjusted at the same time and in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article 10.

(c) Subject to Section 10.11, upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 10.02; provided, however, that if at the effective time of a Make-Whole Fundamental Change described in clause (c) of the definition of Change in Control the consideration for the Ordinary Shares is composed entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the third Business Day following the Conversion Date.

(d) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if such Make-Whole Fundamental Change is a transaction or series of transaction described in clause (c) of the definition of Change in Control and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Ordinary Shares in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per Ordinary Share in such Make-Whole Fundamental Change and (ii) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per Ordinary Share for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e) The Company shall mail to each Holder, in accordance with Section 15.01, written notice of the Effective Date of the Make-Whole Fundamental Change within ten (10) days of such Effective Date. Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase, including, without limitation, the last day of the Make-Whole Conversion Period).

(f) For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 3 with respect to a Make-Whole Fundamental Change that also constitutes a Fundamental Change.

(g) Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

ARTICLE 11

CONCERNING THE HOLDERS

Section 11.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 11.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

Section 11.03 Persons Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, or the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any Holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

ARTICLE 12

HOLDERS’ MEETINGS

Section 12.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

Section 12.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be mailed to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 12.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by mailing notice thereof as provided in Section 12.02.

Section 12.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.05 Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 12.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.07 No Delay of Rights by Meeting. Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

ARTICLE 13

OPTIONAL REDEMPTION

Section 13.01 Right to Redeem. Beginning May 6, 2019, the Company may, at its option, redeem the Securities, in whole or in part, other than the Securities that the Company is required to repurchase pursuant to Article 3, if the Closing Sale Price of the Ordinary Shares for 20 or more Trading Days in the period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date on which the Company provides notice of such redemption exceeds 150% of the applicable Conversion Price in effect on each such Trading Day (such redemption, an “Optional Redemption”).

(a) If the Company elects to redeem Securities pursuant to an Optional Redemption, the Redemption Price shall be payable in cash and shall be equal to 100% of the principal amount of Securities being redeemed, together with accrued and unpaid interest to, but not including, the Redemption Date (or, in the case of a Default by the Company in the payment of the Redemption Price, the day on which such Default is no longer continuing); provided further, that if the Redemption Date occurs after a Record Date and on or prior to the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record at the Close of Business on the corresponding Record Date, and the Redemption Price payable to the Holder who presents the Security for redemption shall be 100% of the principal amount of such Security.

(b) No Securities may be redeemed by the Company pursuant to an Optional Redemption if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded by the Holders, on or prior to the Redemption Date.

(c) Except as provided in this Section 13.01 and Section 14.01, the Securities shall not be redeemable by the Company.

Section 13.02 Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed pursuant to an Optional Redemption, the Trustee shall select the Securities to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot, or on a pro rata basis or by any other method the Trustee considers reasonable and, in the case of any Global Securities, in accordance with applicable procedures of the Depositary (so long as such method is not prohibited by the rules of The NASDAQ Global Select Market or any stock exchange on which the Securities are then listed, as applicable); provided however that no Security with a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection within seven days from its receipt of the Notice of Optional Redemption from the Company delivered pursuant to Section 13.03 from outstanding Securities not previously called for redemption or submitted for conversion or repurchase.

Section 13.03 Notice of Optional Redemption. Not more than 60 calendar days but not less than 30 calendar days prior to a Redemption Date in connection with an Optional Redemption (the “Optional Redemption Required Notice Period”), the Company shall mail a written notice of redemption (a “Notice of Optional Redemption”) by first-class mail, postage prepaid (in the case of Securities held in book entry form, by electronic transmission), to the Trustee, the Paying Agent and each Holder of Securities to be redeemed, at their addresses set forth in the Register; provided however, that the Company shall not deliver any such notice to any Holder, the Trustee or the Paying Agent at any time when there exists any Default or an Event of Default.

The Notice of Optional Redemption shall specify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the applicable Conversion Rate, the applicable Conversion Price and the Settlement Method to be used in respect of any conversion of Securities;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Securities called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price, such date on which the Company pays the Redemption Price), at which time the right of the Holder to convert such Securities called for redemption will expire;

(vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

(vii) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(viii) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if such Securities are held other than in global form) and principal amounts of the particular Securities to be redeemed;

(ix) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(x) the CUSIP number of the Securities.

At the time that such Notice of Optional Redemption is provided, the Company will publish a notice containing such information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

At the Company’s written request delivered at least five Business Days (unless a shorter time period shall be acceptable to the Trustee) prior to the date such Notice of Optional Redemption is to be given, the Trustee shall give the Notice of Optional Redemption to each Holder of Securities to be redeemed within the Optional Redemption Required Notice Period in the Company’s name and at the Company’s expense.

Section 13.04 Effect of Notice of Optional Redemption. Once a Notice of Optional Redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Optional Redemption except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Notice of Optional Redemption.

Section 13.05 Deposit of Redemption Price. If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Securities for which a Notice of Optional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Securities shall cease to accrue, whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holders of such Securities shall terminate, other than the right to receive the Redemption Price of such Security.

Section 13.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part pursuant to an Optional Redemption, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination, which shall be $1,000 or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Security surrendered. The Company shall not be required to register the transfer of or exchange any Securities selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part. If the Trustee selects a portion of a Holder’s Securities for Optional Redemption and the Holder converts a portion of such Holder’s Securities, the converted portion of such Holder’s Securities shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

ARTICLE 14

REDEMPTION FOR TAX REASONS

Section 14.01 Redemption for Tax Reasons. (a) The Company may, at its option, offer to redeem the Securities, in whole but not in part, at a Redemption Price payable in cash and equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest (including

Additional Interest and Additional Amounts, if any), to, but excluding, the Redemption Date, if the Company (including any Surviving Person) has, or on the next Interest Payment Date or upon conversion would, become obligated to pay to the Holders Additional Amounts as a result of (i) any change occurring on or after the Issue Date in the laws or any rules or regulations of the Relevant Jurisdiction, (ii) any amendment or change on or after the Issue Date in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) or (iii) the failure of the Securities to constitute “qualifying debt securities” for the purposes of the Income Tax Act or the failure of the conversion of Securities to be exempt from Relevant Jurisdiction withholding requirements (such redemption, a “Tax Redemption”); provided, that the Company cannot avoid these obligations by taking reasonable measures available to it and that the Company delivers to the Trustee an opinion of outside legal counsel specializing in Relevant Jurisdiction taxation and an Officers’ Certificate attesting to such change or failure and obligation to pay Additional Amounts; provided further, that if the Redemption Date occurs after a Record Date and on or prior to the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record at the Close of Business on the corresponding Record Date, and the Redemption Price payable to the Holder who presents the Security for redemption shall be 100% of the principal amount of such Security. The Trustee will accept and shall be entitled to conclusively rely on such opinion of counsel and Officer’s Certificate as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

Section 14.02 Notice of Tax Redemption. Not more than 60 calendar days but not less than 30 calendar days prior to a Redemption Date in connection with a Tax Redemption (the “Tax Redemption Required Notice Period”), the Company shall mail a written notice of redemption (a “Notice of Tax Redemption”) by first-class mail, postage prepaid (in the case of Securities held in book entry form, by electronic transmission), to the Trustee, the Paying Agent and each Holder of Securities to be redeemed, at their addresses set forth in the Register; provided however, that the Company shall not deliver any such notice to any Holder, the Trustee or the Paying Agent at any time when there exists any Default or an Event of Default.

The Notice of Tax Redemption shall specify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the applicable Conversion Rate, the applicable Conversion Price and the Settlement Method to be used in respect of any conversion of Securities;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Securities called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price, such date on which the Company pays the Redemption Price), at which time the right of the Holder to convert such Securities called for redemption will expire;

(vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

(vii) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(viii) that Holders have the right to elect not to have their Securities redeemed by delivery to the Paying Agent a Notice of Election;

(ix) that, at and after the Redemption Date, Holders who elect not to have their Securities redeemed will not receive any Additional Amounts on any payments with respect to such Securities (whether upon conversion, repurchase, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise), and all future payments with respect to the Securities will be subject to the deduction or withholding of such Relevant Jurisdiction Taxes required by law to be deducted or withheld;

(x) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(xi) the CUSIP number of the Securities.

At the time that such Notice of Tax Redemption is provided, the Company will publish a notice containing such information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

At the Company’s written request delivered at least five Business Days (unless a shorter time period shall be acceptable to the Trustee) prior to the date such Notice of Tax Redemption is to be given, the Trustee shall give the Notice of Tax Redemption to each Holder of Securities to be redeemed within the Tax Redemption Required Notice Period in the Company’s name and at the Company’s expense.

Section 14.03 Holder’s Right to Elect. (a) Upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have all of its Securities redeemed, in which case the Company will not be obligated to pay any Additional Amounts on any payment with respect to such Securities (whether upon conversion, repurchase, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise) after the relevant Redemption Date, and all future payments with respect to such Securities will be subject to the deduction or withholding of such Relevant Jurisdiction Taxes required by law to be deducted or withheld.

(b) Upon receiving a Notice of Tax Redemption, each Holder who does not wish to have the Company redeem its Securities pursuant to this Article 14 must deliver to the Paying Agent a written Notice of Election on the back of the Securities, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the Close of Business on a Business Day at least three Business Days prior to the Redemption Date. A Holder may withdraw any Notice of Election by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day prior to the Redemption Date. If no such election is made, the Holder will have its Securities redeemed without any further action.

Section 14.04 Effect of Notice of Tax Redemption. Once a Notice of Tax Redemption is given, Securities offered to be redeemed become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture and except for Securities described in Section 14.03(a). Upon surrender to the Paying Agent, such redeemed Securities shall be paid at the Redemption Price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 14.05 Deposit of Redemption Price. If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Securities for which a Notice of Tax Redemption has been given (except with respect to which an election to not have the Securities redeemed was made), then, immediately on and after the Redemption Date, interest on such Securities shall cease to accrue, whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holders of such Securities shall terminate, other than the right to receive the Redemption Price of such Security.

ARTICLE 15

MISCELLANEOUS

Section 15.01 Notices. Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(a) by hand (in which case such notice shall be effective upon delivery);

(b) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(c) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 15.01. The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also mail a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

Avago Technologies Limited

350 West Trimble Road, Building 90

San Jose, CA 95131

Attention: Anthony E. Maslowski and Patricia H. McCall

Facsimile No.: (408) 435-6773

E-mail: anthony.maslowski@avagotech.com; phmccall@avagotech.com

The Trustee’s address is:

U.S. Bank National Association

Corporate Trust Services

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: Paula M. Oswald (Avago Technologies Limited 2014 Indenture)

Facsimile: (213) 615-6197

Section 15.02 Communication by Holders with Other Holders. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c). Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Securities.

Section 15.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture other than an action to be taken on the Issue Date in connection with the initial issuance of the Securities, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

Section 15.04 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) which shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 15.05 Rules by Trustee and Agents. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 15.06 Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.

Section 15.07 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 15.08 Governing Law. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating solely to this Indenture or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 15.01 or at such other address of which the other party shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(e) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(f) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law; and

(g) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Indenture.

Section 15.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.11 Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 15.12 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.13 Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Ordinary Shares, the number of shares deliverable upon conversion, the Daily VWAPS, the Daily Settlement Amounts, the Daily Conversion Values, the Conversion Rate of the Securities, Additional Amounts (if any) and amounts of interest payable on the Securities. The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

Section 15.14 No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

Section 15.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.16 Set-Off of Withholding Taxes. If the Company or any Surviving Person is required by applicable law to pay, and pays, Excluded Taxes on behalf of a Holder or beneficial owner of Securities, the Company may, at its option, set off or cause to be set off such Taxes against any payments of cash or Ordinary Shares on the Securities. For purposes of such a set-off, each Ordinary Share shall be deemed to have a value equal to the Closing Sale Price of the Ordinary Shares on the Conversion Date applicable to such Security.

Section 15.17 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

AVAGO TECHNOLOGIES LIMITED

By:	/s/ Anthony E. Maslowski
Name: Anthony E. Maslowski
Title: Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INSERT PRIVATE PLACEMENT LEGEND (SECURITIES) AND GLOBAL SECURITY LEGEND, AS REQUIRED]

WHERE ANY INTEREST, DISCOUNT INCOME, PREPAYMENT FEE, REDEMPTION PREMIUM OR BREAK COST IS DERIVED FROM THE SECURITIES BY ANY PERSON WHO IS NOT RESIDENT IN SINGAPORE AND WHO CARRIES ON ANY OPERATIONS IN SINGAPORE THROUGH A PERMANENT ESTABLISHMENT IN SINGAPORE, THE TAX EXEMPTION AVAILABLE FOR QUALIFYING DEBT SECURITIES (SUBJECT TO CERTAIN CONDITIONS) UNDER THE INCOME TAX ACT, CHAPTER 134 OF SINGAPORE (“INCOME TAX ACT”), SHALL NOT APPLY IF SUCH PERSON ACQUIRES THE SECURITIES USING THE FUNDS AND PROFITS OF SUCH PERSON’S OPERATIONS THROUGH A PERMANENT ESTABLISHMENT IN SINGAPORE. ANY PERSON WHOSE INTEREST, DISCOUNT INCOME, PREPAYMENT FEE, REDEMPTION PREMIUM OR BREAK COST DERIVED FROM THE SECURITIES IS NOT EXEMPT FROM TAX (INCLUDING FOR THE REASONS DESCRIBED ABOVE) SHALL INCLUDE SUCH INCOME IN A RETURN OF INCOME MADE UNDER THE INCOME TAX ACT.

AVAGO TECHNOLOGIES LIMITED

Certificate No.

2.0% Convertible Senior Notes Due 2021 (the “Securities”)

CUSIP No. [            ]

Avago Technologies Limited, a company incorporated in the Republic of Singapore (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [            ]1 [Cede & Co.]2, or its registered assigns, the principal sum [of [            ] dollars ($[            ])]3 [as set forth in the “Schedule of Exchanges of Interests in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed [            ] dollars ($[            ]) in aggregate at any time, in accordance with the rules and procedures

[1]	This is included for Physical Securities.
[2]	This is included for Global Securities.
[3]	This is included for Physical Securities.

of the Depositary]4, on August 15, 2021 (the “Maturity Date”), and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: May 1 and November 1, with the first payment to be made on November 1, 2014, and the Maturity Date.

Record Dates: April 15 and October 15 (and August 1, 2021 with respect to the Maturity Date).

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

[4]	This is included for Global Securities.

IN WITNESS WHEREOF, Avago Technologies Limited has caused this instrument to be duly signed.

AVAGO TECHNOLOGIES LIMITED

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Authentication Page for Avago Technologies Limited 2% Convertible Senior Notes due 2021]

[FORM OF REVERSE OF SECURITY]

AVAGO TECHNOLOGIES LIMITED

2.0% Convertible Senior Notes Due 2021

1. Interest. Avago Technologies Limited, a company incorporated in the Republic of Singapore (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on May 1 and November 1 of each year, with the first payment to be made on November 1, 2014, and on the Maturity Date. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, May 6, 2014, in each case to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest will be payable in accordance with Section 6.02(b) of the Indenture and any reference to “interest” shall be deemed to include any such Additional Interest.

2. Maturity. The Securities will mature on the Maturity Date.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the Close of Business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, the Redemption Price, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date, any Redemption Date or any Fundamental Change Repurchase Date, as applicable.

4. Paying Agent, Registrar, Conversion Agent. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of May 6, 2014 (the “Indenture”) between the Company and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Company limited to $1,000,000,000 aggregate principal amount, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6. Redemption. No sinking fund is provided for the Securities. Prior to May 6, 2019, the Securities will not be redeemable. On or after May 6, 2019, and prior to the Maturity Date, the Company may redeem for cash all or part of the Securities if the Closing Sale Price of the Ordinary Shares equals or exceeds 150% of the applicable Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on the Trading Day immediately prior to the date on which the Company delivers the Notice of Optional Redemption. The redemption price will equal the sum of 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company may also redeem all or part of the Securities for certain tax reasons as provided in the Indenture.

7. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.

8. Conversion. The Securities shall be convertible into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.02(a) of the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the Ordinary Shares payable upon conversion in accordance with Article 10 of the Indenture, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10. Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.

11. Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture or the Securities.

12. Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.

13. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Avago Technologies Limited

350 West Trimble Road, Building 90

San Jose, CA 95131

Attention: Anthony E. Maslowski and Patricia H. McCall

Facsimile No.: (408) 435-6773

E-mail: anthony.maslowski@avagotech.com; phmccall@avagotech.com

ATTACHMENT 1

FORM OF ASSIGNMENT

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.
Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	☐	to Avago Technologies Limited or any Subsidiary thereof; or

(2)	☐	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (3) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other evidence as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

ATTACHMENT 2

FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the Ordinary Shares issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

ATTACHMENT 3

FORM OF REPURCHASE NOTICE

Certificate No. of Security:

Principal Amount of this Security: $

If you want to elect to have this Security purchased by the Company pursuant to Section 3.01 of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.01 of the Indenture, state the principal amount to be so purchased by the Company:

$
(in an integral multiple of $1,000)

Date:	Signature(s): (Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

ATTACHMENT 4

FORM OF NOTICE OF ELECTION UPON TAX REDEMPTION

Certificate No. of Security:

Principal Amount of this Security: $

If you elect not to have this Security redeemed by the Company, check the box:   ☐

Date:	Signature(s): (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A5

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

Avago Technologies Limited

2.0% Convertible Senior Notes Due 2021

The initial principal amount of this Global Security is             DOLLARS ($[            ]). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[5]	This is included in Global Securities.

EXHIBIT B-1A

FORM OF PRIVATE PLACEMENT LEGEND (SECURITIES)

THIS SECURITY AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF AVAGO TECHNOLOGIES LIMITED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (1)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Each Affiliate Security shall include the following legend:

THIS SECURITY AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY ARE HELD BY AN AFFILIATE OF THE COMPANY AND ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.

B-1A-1

EXHIBIT B-1B

FORM OF PRIVATE PLACEMENT LEGEND (ORDINARY SHARES)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF AVAGO TECHNOLOGIES LIMITED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (1)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Ordinary Shares held by an Affiliate of the Company shall also include the following legend:

THIS SECURITY IS HELD BY AN AFFILIATE OF THE COMPANY AND ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.

B-1B-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.

B-2-1

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

Avago Technologies Limited

350 West Trimble Road, Building 90

San Jose, CA 95131

Attention: Anthony E. Maslowski and Patricia H. McCall

Facsimile No.: (408) 435-6773

E-mail: anthony.maslowski@avagotech.com; phmccall@avagotech.com

U.S. Bank National Association

Corporate Trust Services

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: Paula M. Oswald (Avago Technologies Limited 2014 Indenture)

Facsimile: (213) 615-6197

Re:	Avago Technologies Limited (the “Company”) 2.0% Convertible Senior Notes Due 2021 (the “Securities”)

Ladies and Gentlemen:

Please be advised that             has transferred $            aggregate principal amount of the Securities and             ordinary shares of the Company issued on conversion of the Securities (“Ordinary Shares”) pursuant to an effective Registration Statement on Form S-3 (File No. 333-            ).

Very truly yours,

(Name)